Exhibit 99.1

Vantage Drilling International Reports Fourth Quarter and Full-Year 2021 Results

HOUSTON, March 30, 2022 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $23.5 million or $1.79 per diluted share for the three months ended December 31, 2021, as compared to a net loss attributable to controlling interest of $44.9 million or $3.42 per diluted share for the three months ended December 31, 2020.

For the year ended December 31, 2021, Vantage reported net loss attributable to controlling interest of approximately $110.1 million or $8.40 per diluted share, as compared to a net loss attributable to controlling interest of $276.7 million or $21.10 per diluted share for the year ended December 31, 2020.

As of December 31, 2021, Vantage had approximately $90.6 million in cash, including $17.3 million of restricted cash, compared to $154.5 million in cash, including $12.5 million of restricted cash at December 31, 2020. The Company used $70.4 million in cash from operations in 2021 compared to $85.3 million used in 2020.

Ihab Toma, CEO, commented: “After an extremely challenging prior year, 2021 represented a year of recovery and higher utilization for the industry and Vantage. Much like 2019, all of our active rigs returned to work and we entered the new-year on the back of a stronger crude oil and natural gas environment. We seem to have passed an inflection point and rig active supply is reaching a tight balance with demand in both the deepwater and shallow water segments of the market.”

Mr. Toma continued, “The year was book-ended by two important events for the Company. We were awarded in January 2021 additional high specification rigs to manage, reflecting confidence in our efficient management platform. Then in December, we announced the execution of an agreement to sell three of our jack-up rigs to, along with the entry into a global strategic alliance with, members of the ADES Group. The common thread throughout the year connecting these two transactions, however, was the consistently strong performance by our operations team, delivering a very high caliber of service to our clients.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenue
Contract drilling services	$39,341	$16,474	$131,703	$112,013
Reimbursables and other	10,461	1,946	26,717	14,849
Total revenue	49,802	18,420	158,420	126,862
Operating costs and expenses
Operating costs	43,886	35,194	150,668	149,084
General and administrative	5,484	5,307	20,539	21,022
Depreciation	13,819	14,569	56,242	69,216
Loss on impairment	—	—	—	128,876
Total operating costs and expenses	63,189	55,070	227,449	368,198
Loss from operations	(13,387)	(36,650)	(69,029)	(241,336)
Other (expense) income
Interest income	6	18	124	871
Interest expense and other financing charges	(8,505)	(8,510)	(34,034)	(34,041)
Other, net	(270)	325	(2,171)	2,646
Total other expense	(8,769)	(8,167)	(36,081)	(30,524)
Loss before income taxes	(22,156)	(44,817)	(105,110)	(271,860)
Income tax provision	1,378	145	5,141	4,897
Net loss	(23,534)	(44,962)	(110,251)	(276,757)
Net loss attributable to noncontrolling interests	(73)	(54)	(114)	(38)
Net loss attributable to shareholders	$(23,461)	$(44,908)	$(110,137)	$(276,719)
Loss per share
Basic and Diluted	$(1.79)	$(3.42)	$(8.40)	$(21.10)
Weighted average ordinary shares outstanding,
Basic and Diluted	13,115	13,115	13,115	13,115

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Operating costs
Jackups	$8,055	$13,139	$33,824	$62,101
Deepwater	14,169	18,549	41,939	69,377
Management	4,815	—	9,272	—
Held for sale	11,528	—	45,851	—
Operations support	2,267	2,113	9,071	9,744
Reimbursables	3,052	1,393	10,711	7,862
Total operating costs	$43,886	$35,194	$150,668	$149,084
Utilization
Jackups	99.6%	40.0%	68.9%	56.5%
Deepwater	26.8%	20.4%	38.4%	38.9%
Held for sale	90.3%	N/A	64.4%	N/A

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)

	December 31, 2021	December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$73,343	$141,945
Restricted cash	1,621	7,996
Trade receivables, net of allowance for doubtful accounts of $5.0 million each year	37,527	24,717
Materials and supplies	37,580	49,861
Assets held for sale	117,117	10,113
Prepaid expenses and other current assets	18,309	19,038
Total current assets	285,497	253,670
Property and equipment
Property and equipment	645,622	794,944
Accumulated depreciation	(266,018)	(278,562)
Property and equipment, net	379,604	516,382
Operating lease ROU assets	2,450	3,997
Other assets	31,843	12,126
Total assets	$699,394	$786,175

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$31,420	$25,466
Liabilities held for sale	31,533	24,734
Other current liabilities	6,720	-
Total current liabilities	69,673	50,200
Long–term debt, net of discount and financing costs of $3,142 and $4,781	346,858	345,219
Other long-term liabilities	17,012	15,011
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding each year	13	13
Additional paid-in capital	633,847	634,181
Accumulated deficit	(369,792)	(259,655)
Controlling interest shareholders' equity	264,068	374,539
Noncontrolling interests	1,783	1,206
Total equity	265,851	375,745
Total liabilities and shareholders' equity	$699,394	$786,175

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(110,251)	$(276,757)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	56,242	69,216
Amortization of debt financing costs	1,639	1,640
Amortization of debt discount	—	—
Amortization of contract value	—	—
PIK interest on the Convertible Notes	—	—
Share-based compensation expense	395	1,615
Deferred income tax expense	369	221
Loss (gain) on disposal of assets	(2,640)	52
Gain on settlement of restructuring agreement	—	(2,278)
Loss on impairment	—	128,876
Changes in operating assets and liabilities:
Trade receivables, net	(20,116)	21,787
Materials and supplies	(1,624)	(1,852)
Prepaid expenses and other current assets	(3,306)	(1,237)
Other assets	(12,312)	3,716
Accounts payable	10,094	(23,683)
Other current liabilities and other long-term liabilities	11,119	(6,618)
Net cash used in operating activities	(70,391)	(85,302)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(7,045)	(3,155)
Net proceeds from sale of Titanium Explorer	13,557	—
Net cash provided by (used in) investing activities	6,512	(3,155)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from holders of noncontrolling interests	—	—
Distributions to shareholders	—	—
Debt issuance costs	—	—
Net cash used in financing activities	—	—
Net decrease in unrestricted and restricted cash and cash equivalents	(63,879)	(88,457)
Unrestricted and restricted cash and cash equivalents—beginning of period	154,487	242,944
Unrestricted and restricted cash and cash equivalents—end of period	$90,608	$154,487